                                   THE BEARD COMPANY
                            COMPUTATION OF LOSS PER SHARE
                                  For the Three Months Ended      For the Nine Months Ended
                                  --------------------------      ------------------------
                                   September 30,  September 30,   September 30,  September 30,
                                       1998           1997             1998          1997
                                     --------       --------         --------      --------
Basic and Diluted Earnings (Loss) Per Share:
Loss from continuing operations   $  (44,000)     $ (292,000)    $  (320,000)   $   (691,000)
                                  ============    ============   ============   ============
Earnings (loss) from discontinued
 operations                       $  168,000      $  246,000     $  (880,000)   $    242,000
                                  ============    ============   ============   ============
Net earnings (loss) per statement
 of operations                    $  124,000      $  (46,000)    $(1,200,000)   $   (449,000)
                                  ============    ============   ===========    ============
Net earnings (loss) attributable
 to common shareholders per
 statement of operations          $  124,000      $  (46,000)    $(1,200,000)   $   (449,000)
                                  ============    ============   ============   ============
Weighted average common shares outstanding:
  Basic and diluted                2,568,000       2,805,000       2,542,000       2,801,000
                                  ============    ============   ============   ============

Net earnings (loss) per average common share outstanding:
  Basic and diluted
    Loss from continuing
     operations                   $     (0.02)    $    (0.10)    $     (0.12)   $      (0.25)
  Earnings (loss) from discontinued
   operations                           (0.07)          0.08           (0.35)           0.09
                                  -----------     -----------    -----------    -----------
  Net earnings (loss)             $      0.05     $    (0.02)    $     (0.47)   $      (0.16)
                                  ===========     ===========    ===========    ===========
